Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (No. 333-205655) of 8point3 Energy Partners LP of our report dated January 27, 2016 relating to the financial statements, which appears in this Form 10‑K/A.

/s/ PricewaterhouseCoopers LLP

San Jose, California

February 29, 2016